EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 2004 included in Amendment No. 4 to the Registration Statement on Form SB-2 and related Prospectus of Peloton Resources Inc. for the registration of shares of its common stock.

/s/ "Manning Elliott"

MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada
December 2, 2004